UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)
(303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 28, 2017, EchoStar Corporation (“EchoStar”) and certain of its subsidiaries consummated a share exchange (the “Share Exchange”) with DISH Network Corporation and certain of its subsidiaries, pursuant to which EchoStar and its subsidiary, Hughes Satellite Systems Corporation (“HSS”), received all of the shares of the Hughes Retail Preferred Tracking Stock issued by EchoStar and HSS in exchange for 100% of the equity interests of certain EchoStar subsidiaries that held substantially all of its EchoStar Technologies businesses and certain other assets. Following the consummation of the Share Exchange, as of March 2017, EchoStar discontinued operations of its EchoStar Technologies business segment. Effective in March 2017, EchoStar also changed its overhead allocation methodology to reflect how the chief operating decision maker evaluates its business segments. Historically, the costs of all corporate functions were included on an allocated basis in each of the business segments’ earnings before interest, taxes, depreciation and amortization. Under the revised allocation methodology, these costs are now reported and analyzed as part of “Corporate and Other” (previously “All Other and Eliminations”). EchoStar is filing this Current Report on Form 8-K to provide certain preliminary unaudited segment financial information for the three months ended June 30, 2016, September 30, 2016 and December 31, 2016 and for the year ended December 31, 2016. The actual results reported in EchoStar's future filings may differ from these preliminary results due to the completion of EchoStar's quarterly financial review procedures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Preliminary Segment Financial Information for the Three Months Ended June 30, 2016, September 30, 2016 and December 31, 2016 and for the Year Ended December 31, 2016 (unaudited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: June 9, 2017	By:	/s/ Dean A. Manson
Executive Vice President, General Counsel and
Secretary

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Preliminary Segment Financial Information for the Three Months Ended June 30, 2016, September 30, 2016 and December 31, 2016 and for the Year Ended December 31, 2016 (unaudited).